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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Front Range Himalaya Corporation on Form S-4 of our reports dated February 7, 2003 (relating to the financial statements of Frontier Oil Corporation not presented separately herein), appearing in and incorporated by reference in the Annual Report on Form 10-K of Frontier Oil Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Joint Proxy/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
May 9, 2003

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of Front Range Himalaya Corporation on Form S-4 of our report dated May 9, 2003, relating to the financial statement of Front Range Himalaya Corporation, appearing in the Joint Proxy/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Joint
Proxy/Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
May 9, 2003